UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

PRA Health Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36732	46-3640387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4130 ParkLake Avenue

Suite 400

Raleigh, NC 27612

(919) 786-8200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Credit Agreement

On December 6, 2016, the registrant, PRA Health Sciences, Inc. (“Holdings”), and Pharmaceutical Research Associates, Inc. (the “Borrower”), a wholly owned subsidiary of Holdings, entered into a Credit Agreement (the “Credit Agreement”) among the Borrower, Holdings, each lender from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swingline lender (the “Agent”).

Pursuant to the Credit Agreement, the Borrower refinanced the credit agreement, dated as of September 23, 2013, among PRA Holdings, Inc., the Borrower’s affiliates party thereto, the lenders from time to time party thereto and UBS AG, Stamford Branch, as agent. The new facility is comprised of (i) a $625 million term loan facility and (ii) a revolving credit facility in a maximum amount of up to $125 million, in each case with an ultimate maturity date of December 6, 2021.

Interest Rates. The interest rate applicable to the term loans and revolving loans under the Credit Agreement is a rate equal to LIBOR or the adjusted base rate (“ABR”) rate, at the election of Holdings, plus a margin based on the ratio of total indebtedness to EBITDA (the “Leverage Ratio”) and ranges from 1.25% to 2.25%, in the case of LIBOR rate loans, and 0.25% to 1.25%, in the case of ABR rate loans.

Mandatory Prepayments. The Credit Agreement requires the Borrower to pay, subject to certain exceptions, outstanding term loans with:

•                  100% of the net cash proceeds of the incurrence or issuance of certain debt; and

•                  100% of the net cash proceeds in excess of $5 million of certain non-ordinary course asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions.

Voluntary Prepayments. The Borrower is permitted to voluntarily prepay any outstanding loans under the Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Credit Agreement requires the Borrower to repay 5% of the original aggregate principal amount of the term loans in year 1, 7.5% in each of years 2 and 3, 10% in year 4, 12.5% in year 5, with the balance due at maturity. These amortization payments will be made on a quarterly basis.

Certain Other Provisions. The Credit Agreement contains certain covenants that, among other things (and subject to certain exceptions), restrict the ability of Holdings, the Borrower and their subsidiaries to:

•                  create any liens;

•                  make investments and acquisitions;

•                  incur or guarantee additional indebtedness;

•                  enter into mergers or consolidations and other fundamental changes;

•                  conduct sales and other dispositions of property or assets;

•                  enter into sale-leaseback transactions or hedge agreements;

•                  prepay subordinated debt;

•                  pay dividends or make other payments in respect of capital stock;

•                  change the line of business;

•                  enter into transactions with affiliates;

•                  enter into burdensome agreements with negative pledge clauses and clauses restriction; and

•                  subsidiary distributions.

In addition, the Credit Agreement contains financial covenants that will require Holdings to maintain a Leverage Ratio below a specified level (which may be temporarily increased following a material acquisition) and an interest coverage ratio above a specified level as of the last day of any four fiscal quarter period.

In addition to the foregoing negative covenants, the Credit Agreement also contains certain customary representations and warranties and affirmative covenants and customary events of default (including upon a change of control), which would permit the Agent, with the consent of the required lenders, to accelerate all amounts outstanding under the Credit Agreement following such events of default.

Guarantee

On December 6, 2016, Holdings, the Borrower and certain subsidiaries of Holdings (the “Subsidiary Guarantors” and, together with Holdings and the Borrower, the “Guarantors”) entered into a Guarantee (the “Guarantee”) in favor of the Agent. The Subsidiary Guarantors include each material, wholly owned U.S. restricted subsidiary of Holdings with customary exceptions, including where providing such guarantees is not permitted by law, regulation or contract or would result in material adverse tax consequences. Pursuant to the Guarantee, the Guarantors unconditionally guarantee the obligations under the Credit Agreement.

Security Agreement

On December 6, 2016, in connection with the Credit Agreement, each Guarantor entered into a Security Agreement (the “Security Agreement”) with the Agent pursuant to which all obligations of the Borrower under the Credit Agreement, and the guarantees of such obligations pursuant to the Guarantee, are secured, subject to permitted liens and other exceptions, by substantially all of the assets of the Borrower and each Guarantor, including but not limited to: (i) a perfected pledge of all of the capital stock issued by the Borrower and each Guarantor and (ii) perfected security interests in substantially all other tangible and intangible assets of the Borrower and the Guarantors (subject to certain exceptions and exclusions).

The descriptions of the Credit Agreement, Security Agreement and Guarantee are qualified in their entirety by the terms of such agreements, which are incorporated herein by reference and attached to this report as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: December 7, 2016
	By:	/s/ Timothy McClain
	Name:	Timothy McClain
	Title:	Vice President of Legal Affairs and Assistant Secretary

EXHIBIT INDEX

10.1

Credit Agreement, dated as of December 6, 2016, by and among Pharmaceutical Research Associates, Inc., PRA Health Sciences, Inc., Wells Fargo Bank, National Association, as administrative agent and other agents and lenders party thereto.

10.2

Security Agreement, dated as of December 6, 2016, by and among Pharmaceutical Research Associates, Inc., PRA Health Sciences, Inc., each of the subsidiaries from time to time party thereto and Wells Fargo Bank, National Association.

10.3	Guarantee Agreement, dated as of December 6, 2016, by and among the guarantors from time to time party thereto in favor of Wells Fargo Bank, National Association, as collateral agent.